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Exhibit 99(b)(3)
EXECUTION COPY

SECOND AMENDMENT

        SECOND AMENDMENT, dated as of October 16, 2002 (this "Second Amendment"), to the Credit Agreement, dated as of April 5, 2000 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among Kinko's, Inc., a Delaware corporation (the "Parent Borrower"), the Subsidiary Borrowers (as defined in the Credit Agreement and, together with the Parent Borrower, the "Borrowers"; individually, a "Borrower") the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders"), JPMorgan Chase Bank, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Bank of America, N.A., as syndication agent (in such capacity, the "Syndication Agent"), and Goldman Sachs Credit Partners L.P., as documentation agent (in such capacity, the "Documentation Agent").

W I T N E S S E T H:

        WHEREAS, the Parent Borrower has requested the Lenders to agree to an amendment to the Credit Agreement to permit it to repurchase shares of its Capital Stock on the terms contemplated herein;

        WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendment on the terms and conditions contained herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

        1.    Definitions.    Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

        2.    Amendment to Section 1.1.

        (a)  The definition of "Investor Group" in Section 1.1 of the Credit Agreement is hereby amended by replacing "CEA" with "J.P. Morgan Partners (BHCA), L.P., as successor in interest to CEA."

        (b)  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

  "Repurchase Transactions": the series of related transactions that shall include one or more of the following: (i) the repurchase by the Parent Borrower, or the purchase by one or more members of the Investor Group, of all or any portion of the shares of the Capital Stock of the Parent Borrower held by America Online for up to $125,000,000, (ii) the repurchase by the Parent Borrower, or the purchase by one or more members of the Investor Group, of all or any portion of the shares of the Capital Stock of the Parent Borrower held by Paul Orfalea for up to $95,500,000, (iii) the repurchase in a tender offer or similar transaction of the shares of the Capital Stock of the Parent Borrower held by shareholders other than America Online, the Investor Group and Paul Orfalea for up to $258,000,000 in the aggregate, and (iv) the sale by the Parent Borrower of shares of its Capital Stock to one or more members of the Investor Group, with each such repurchase, purchase or sale to be at a price of $15 per share.

        3.    Amendment to Section 5.17.    Section 5.17 of the Credit Agreement is hereby amended by adding the following sentence:

  The proceeds of the Loans may also be used by the Parent Borrower to repurchase shares of Capital Stock of the Parent Borrower on or prior to March 31, 2003 in connection with the Repurchase Transactions.

        4.    Amendment to Section 8.7.    Section 8.7 of the Credit Agreement is hereby amended by (i) deleting the word "or" at the end of subsection (vi), (ii) deleting the period at the end of subsection

(v) and substituting in lieu thereof a semicolon and the word "or" and (iii) adding the following new subsection (vi):

  (vi)    the Parent Borrower may repurchase shares of Capital Stock of the Parent Borrower on or prior to March 31, 2003 in connection with the Repurchase Transactions for aggregate consideration not in excess of $258,000,000 (plus any net cash proceeds (the "Additional Share Proceeds") received by the Parent Borrower in connection with the Repurchase Transactions from the sale by it of shares of its Capital Stock to one or more members of the Investor Group), provided that (A) Parent Borrower does not make borrowings hereunder in excess of $200,000,000 to finance such repurchases, (B) the aggregate amount expended by the Parent Borrower to repurchase shares of its Capital Stock in connection with the Repurchase Transactions (less the Additional Share Proceeds) is not at any time greater than two times the aggregate amount then expended by the Investor Group in purchasing shares of the Capital Stock of the Parent Borrower in connection with the Repurchase Transactions, (C) the Parent Borrower does not repurchase any shares of its Capital Stock in connection with the Repurchase Transactions from the Investor Group (other than America Online), unless after giving effect to any such repurchase from the Investor Group, the requirements of clause (A) above continue to be satisfied after the amount referred to in clause (A) as the amount expended by the Investor Group has been reduced by the amount of such repurchase, and (D) at no time does the Parent Borrower obligate itself in connection with the Repurchase Transactions to repurchase shares of its Capital Stock for an aggregate amount in excess of the maximum amount then permitted to be expended by it under this paragraph (vi) after giving effect to commitments from one or more members of the Investor Group.

        5.    Amendment to Section 8.9.    Section 8.9 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (o), (ii) deleting the period at the end of clause (p) and substituting in lieu thereof a semicolon and the word "and" and (iii) adding the following new clause (q):

  (q)    Investments made in connection with the Repurchase Transactions and other Investments in the Capital Stock of the Parent Borrower permitted by Section 8.7.

        6.    Amendment to Annex A.    The pricing grid set forth in the chart in Annex A to the Credit Agreement is hereby amended in its entirety to read as follows (with the existing pricing grid to be applicable for the period prior to the Second Amendment Effective Date (as defined below) and the amended pricing grid to be applicable to the period on and after the Second Amendment Effective Date):

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
<0.50:1.00	1.25%	0.25%	0.25%
<1.50:1.00	1.50%	0.50%	0.30%
<1.50:1.00	1.75%	0.75%	0.35%

        7.    Conditions to Effectiveness.    The effectiveness of this Second Amendment shall be subject to the satisfaction of the following conditions precedent:

        (a)    Second Amendment.    The Administrative Agent shall have received counterparts of this Second Amendment executed by the Borrower and executed or consented to by the Required Lenders.

        (b)    No Default.    No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date after giving effect to this Second Amendment.

        (c)    Payment of Fees.    The Borrower shall have paid to the Administrative Agent, on behalf of each Lender that executes and delivers a counterpart of this Second Amendment on or prior to October 30, 2002, an amendment fee in an amount equal to 0.125% of each such Lender's

Commitment; provided that no such fees shall be payable unless this Second Amendment becomes effective.

        8.    Representations and Warranties.    In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment, the Parent Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

        (a)  the representations and warranties of the Parent Borrower contained in the Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date (after giving effect hereto) as if made on and as of the Second Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Credit Agreement" in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby); and

        (b)  the audited consolidated balance sheet of the Parent Borrower as of December 31, 2001 and the unaudited consolidated balance sheet of the Parent Borrower as of June 30, 2002 and the audited consolidated statement of earnings and statement of cash flows for the year ended December 31, 2001 and the unaudited consolidated statement of earnings and statement of cash flows for the period ended June 30, 2002 have been prepared in accordance with GAAP consistently applied throughout each period covered thereby and (on the basis disclosed in the footnotes to such financial statements) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Parent Borrower covered thereby as of such dates and for such periods (subject, in each case with respect to each above-referenced unaudited consolidated balance sheet, statement of earnings and statement of cash flows, to normal year-end adjustments and the absence of complete footnote disclosure).

        9.    Miscellaneous.

        (a)    Effective Date.    As used in this Second Amendment the term "Second Amendment Effective Date" shall mean the date on which all conditions precedent set forth in Section 7 hereof shall have been satisfied.

        (b)    Applicable Law and Jurisdiction.    This Second Amendment has been executed and delivered in New York, New York, and the rights and obligations of the parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

        (c)    Counterparts.    This Second Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        (d)    Successors and Assigns.    This Second Amendment shall be binding upon and inure to the benefit of the Borrowers and their successors and assigns, and upon the Administrative Agent and the Lenders and their successors and assigns. The execution and delivery of this Second Amendment by any Lender prior to the Second Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

        (e)    Continuing Effect.    Except as expressly amended hereby, the Credit Agreement as amended by this Second Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Second Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Second Amendment.

        (f)    Headings.    Section headings used in this Second Amendment are for convenience of reference only, are not part of this Second Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Second Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

KINKO'S, INC.
By:	/s/ WILLIAM BENAC
Title: C.F.O.
JPMORGAN CHASE BANK, as Administrative Agent, Swing Line Lender, Issuing Lender and Lender
By:	/s/ KATHRYN A. DUNCAN
Title: Vice President
BANK OF AMERICA, N.A., as Syndication Agent and Lender
By:	/s/ ROBERT KLAWINSKI
Title: Managing Director
GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent and Lender
By:	/s/ ELIZABETH FISCHER
Title: Authorized Signatory
THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a Lender
By:
Title:
BANK ONE, NA, as a Lender
By:	/s/ KELLY T. COTTON
Title: Managing Director
By:
Title:
WACHOVIA BANK, N.A. (as successor in interest to First Union National Bank), as a Lender
By:	/s/ MARK S. SUPPLE
Title: Vice President

NATIONAL CITY BANK, as a Lender
By:	/s/ CHRISTOPHER J. HETZ
Title: Account Officer
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:
Title:
FLEET NATIONAL BANK, as a Lender
By:	/s/ WILLIAM LATHAM
Title: Director
DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG, as a Lender
By:
Title:
By:
Title:
HSBC BANK USA, as a Lender
By:	/s/ RENATA SZIRMAI
Title: VP
THE BANK OF NOVA SCOTIA, as a Lender
By:
Title:
SANTA BARBARA BANK & TRUST, as a Lender
By:	/s/ PHIL MORREALE
Title: Senior Vice President
WELLS FARGO BANK, N.A., as a Lender
By:
Title:

BANK OF HAWAII, as a Lender
By:
Title:
BANCA NAZIONALE DEL LAVORO S.P.A., NEW YORK BRANCH, as a Lender
By:	/s/ JUAN CORTES
Title: Vice President
By:	/s/ LEONARDO VALENTINI
Title: First Vice President
BANQUE NATIONALE DE PARIS, as a Lender
By:
Title:
By:
Title:
THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Lender
By:	/s/ YASUSHI ISHIKAWA
Title: Senior Vice President
By:
Title:
SUMITOMO MITSUI BANKING CORPORATION (as successor to The Sakura Bank, Limited), as a Lender
By:	/s/ ROBERT H. RILEY III
Title: Senior Vice President

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  Exhibit 99(b)(3) EXECUTION COPY
SECOND AMENDMENT
W I T N E S S E T H